CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1, amendment number 2, of Marijuana Company of America, Inc. of our report dated April 15, 2019 relating to our audits of the December 31, 2018 and 2017 consolidated financial statements, which report appears in the Prospectus that is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ L&L CPAs, PS
L&L CPAs, PA
Cornelius, NC
May 20, 2019

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